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                                                               EXHIBIT 3.2(d)

                                    BYLAWS
                                      OF
                       PETERS RANCHLAND COMPANY, INC.,
                           (A DELAWARE CORPORATION)

                                  ARTICLE I

                           MEETINGS OF STOCKHOLDERS

        1.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and date as the Board of Directors ("Board") shall determine by resolution.

        1.02 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by resolution of the Board.

        1.03 Quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time until a quorum shall be present.

        1.04 Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman's absence by the Vice Chairman of the Board, if any, or in the Vice Chairman's absence by the President, or in President's absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of any such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Subject to the requirements of applicable law, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board may establish and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine.

        1.05 Voting.

        (a) Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons (including proxyholders) have the same fiduciary relationship, shall be voted in accordance with the provisions of Section 217 of the Delaware General Corporation Law ("DGCL").



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        (b) Any voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing, subscribed and dated by such stockholder or by the stockholder's attorney thereunto authorized and delivered to the secretary of the meeting prior to the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy.

        (c) Shares withdrawn from a meeting prior to a vote of stockholders shall not be deemed present at the meeting for purposes of determining the number of shares necessary to approve any action taken at the meeting subsequent to the withdrawal of the shares. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a sufficient number of shares, whether initially present in person or by proxy, to leave less than a quorum, provided that any action taken, other than adjournment, is approved by at least a majority of the required quorum for such meeting or by such greater number as may be required by law or these Bylaws.

        (d) The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. Notwithstanding the foregoing, elections of directors shall be by written ballot. On a vote by ballot each ballot shall be signed by the stockholder voting, or by the stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

        1.06 Inspectors of Election. In advance of any meeting of stockholders the Board may appoint an inspector or inspectors of election to act with respect to such vote. If no inspectors are appointed by the Board, or if any persons so appointed shall fail to appear or refuse to act, then the chairman of the meeting may appoint an inspector or inspectors of election. Each inspector of election so appointed shall execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of the inspector's ability. The inspectors of election shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of inspectors of election shall be in writing and subscribed and delivered by the inspectors to the Secretary of the Corporation. The inspectors of election need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector of election on any question other than a vote for or against a proposal in which the officer shall have a material interest.


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                                  ARTICLE II

                              BOARD OF DIRECTORS

        2.01 Number. The number of directors of the Corporation which shall be not less than one (1) nor more than five (5). Until shares are issued, the number of directors may be one (1) or two (2).

        2.02 Vacancies. Any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, removal, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until the director's successor shall have been elected and shall qualify or until the director shall resign or shall have been removed.

        2.03 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

        2.04 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to the director at the director's residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, cable or overnight courier or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given.

        2.05 Quorum. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

        2.06 Voting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A director who withdraws from a meeting prior to a vote of the directors shall not be deemed present for purposes of determining the number of director votes necessary to


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approve any action taken at the meeting subsequent to the withdrawal of the director. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a sufficient number of directors to reduce the number of directors to reduce the number of directors present below the required quorum for the meeting, provided any action taken, other than adjournment, is approved by at least a majority of the required quorum for such meeting or by such greater number as may be required by law or these Bylaws.

        2.07 Compensation. The directors shall receive such compensation for their services as directors as may be fixed by resolution of the Board from time to time. The Board may also provide that the Corporation shall reimburse a director for any expense incurred by the director on account of the director's attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

        2.08 Committees. Any committee of the Board, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.


                                 ARTICLE III

                                   OFFICERS

        3.01  Corporate Officers.

        (a) The officers of the Corporation shall be a President, a Secretary, and a Treasurer and such other officers as may be appointed at the discretion of the Board in accordance with the provisions of Section 3.01(b).

        (b) In addition to the officers specified in Section 3.01(a), the Board may appoint such other officers as the Board may deem necessary or advisable, including a Chairman of the Board, one or more Vice Presidents (the number thereof and



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their respective titles to be determined by the Board), one or more Assistant
Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, have such titles and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove, and prescribe the duties of any officer provided for in this
Section 3.01(b).

        3.02 Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Sections 3.01(b), shall be appointed annually by the Board at the first meeting thereof held after the election of the Board. Each officer shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be appointed and qualified.

        3.03 Removal. Any officer of the Corporation may be removed, with or without cause, at any time at any regular or special meeting of the Board by a majority of the directors of the Board at the time in office or, except in the case of an officer appointed by the Board, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

        3.04 Chairman. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board and of the stockholders and shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board.

        3.05 President. The President of the Corporation shall be the Chief Executive Officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the Business of the Corporation and over its officers and employees. In the absence or non-appointment of a Chairman, the President shall preside at all meetings of the stockholders and all meetings of the Board if present thereat.

        3.06 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

        3.07 Secretary. The Secretary shall have the duty to record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed. The Secretary shall see that all




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notices are duly given in accordance with these Bylaws and as required by law;
shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to the Secretary by the Board.

        3.08 Treasurer. The Treasurer shall supervise, have custody of, and be responsible for all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board or in accordance with authority delegated by the Board. The Treasurer shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. The Treasurer shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. The Treasurer shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board. Unless otherwise provided by the Board, the Treasurer shall be the Chief Financial Officer of the Corporation.

                                  ARTICLE IV

                          SHARES AND THEIR TRANSFER

        The Board may make such rules and regulations as it may deem necessary or appropriate, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

                                  ARTICLE V

                               INDEMNIFICATION

        5.01 Indemnification.

                (a) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate, heirs, executors, or administrators of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,


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whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that any officer or director of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding.

        (b) The Corporation may indemnify and advance expenses to other employees and agents of the Corporation and other persons who were or are serving at the request of the Corporation as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise in the manner and to the extent provided for in Section 5.01(a) as in the case of officers and directors of the Corporation.

        5.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

        5.03 Nonexclusivity. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.


                                  ARTICLE VI

                                MISCELLANEOUS

        6.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the


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Corporation was incorporated in the State of Delaware and the year of incorporation.

        6.02 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

        6.03 Representation of Other Corporations. The President, any Vice President, or Secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.


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                           CERTIFICATE OF SECRETARY

        I, the undersigned, do hereby certify:

        1. That I am the duly elected and acting Secretary of Peters Ranchland Company, Inc., a Delaware corporation; and

        2. That the foregoing Bylaws constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken as of July 29, 1992.

        IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 31st day of July, 1992.


                                                    /s/ HADI MAKARECHIAN
                                             ----------------------------------
                                                 Hadi Makarechian, Secretary


[Seal]


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